Exhibit 99.1

Servotronics Executes Amendment to the
Agreement and Plan of Merger with TransDigm

Elma, NY – May 29, 2025 -- Servotronics, Inc. (“Servotronics” or the “Company”) (NYSE American – SVT), a designer and manufacturer of servo-control components and other advanced technology products, today announced that the Company and TransDigm Inc. have amended the terms of the Agreement and Plan of Merger under which a subsidiary of TransDigm will commence a tender offer to acquire all of the outstanding shares of Servotronics. Pursuant to the amendment, the tender offer price has been increased to $47.00 per share in cash for all of the issued and outstanding common shares of Servotronics.

The merger agreement was amended after Servotronics notified TransDigm, pursuant to the terms of the merger agreement, that the Company received an unsolicited acquisition proposal from a third party. In connection with the amendment, the Company’s Board of Directors determined that this third-party acquisition proposal does not constitute a superior proposal under the merger agreement, as amended.

Additional details about the amendment to the merger agreement will be contained in a Current Report on Form 8-K to be filed by Servotronics with the U.S. Securities and Exchange Commission.

About Servotronics

Servotronics designs, develops, and manufactures servo controls and other components for various commercial and government applications including aircraft, jet engines, missiles, manufacturing equipment and other aerospace applications at its operating facilities in Elma and Franklinville, New York.

Important Information

This communication is not an offer to purchase or a solicitation of an offer to sell securities of Servotronics. The planned tender offer by TransDigm Group Incorporated and its subsidiaries TransDigm Inc. and TDG Rise Merger Sub, Inc. for all of the outstanding shares of common stock of Servotronics has not been commenced. The solicitation and offer to buy shares of Servotronics’ common stock will only be made pursuant to the tender offer materials that TransDigm intends to file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, TransDigm will file a tender offer statement and related exhibits with the SEC and Servotronics will file a solicitation/recommendation statement with respect to the tender offer. INVESTORS AND STOCKHOLDERS OF SERVOTRONICS ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON SHARES OF SERVOTRONICS. The tender offer statement (including the related exhibits) and the solicitation/recommendation statement will be available at no charge on the SEC’s website at www.sec.gov. In addition, the tender offer statement and other documents that TransDigm files with the SEC will be made available to all stockholders of Servotronics free of charge from the information agent for the tender offer. The solicitation/recommendation statement and the other documents filed by Servotronics with the SEC will be made available to all stockholders of Servotronics free of charge at www.servotronics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this release, the words “project,” “believe,” “plan,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this release include, without limitation, statements regarding the potential benefits of the proposed transaction, the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors that could cause actual results and events to differ materially from those discussed in the forward-looking statements. In particular, some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements include, among others: (i) uncertainties as to the timing of the tender offer; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for Servotronics will be made; (iv) uncertainty surrounding how many of Servotronics’ stockholders will tender their shares in the tender offer; (v) the possibility that any or all of the various conditions to the consummation of the tender offer may not be satisfied or waived; (vi) the possibility of business disruptions due to transaction-related uncertainty; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; and (ix) other factors as set forth from time to time in Servotronics’ filings with the SEC, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as the Schedule TO and related tender offer documents to be filed by TransDigm and the solicitation/recommendation statement to be filed by Servotronics. Therefore, you should not place undue reliance on such forward-looking statements. All forward-looking statements are based on information available to management on the date of this communication, and we assume no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

SERVOTRONICS, INC. (SVT) IS LISTED ON NYSE American